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                                                                     Exhibit 3.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         TRAVELCENTERS OF AMERICA, INC.


                                       I.

                                      NAME

                  The name of the Corporation is TravelCenters of America, Inc. (hereinafter called the "Corporation").


                                       II.

                     REGISTERED OFFICE AND REGISTERED AGENT

                    The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


                                      III.

                                     PURPOSE

                    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                       IV.

                                     CAPITAL

         A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is twenty-five million (25,000,000) shares, twenty million (20,000,000) shares of which shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-hundredth of one cent ($0.0001) per share and the Common Stock shall have a par value of one-hundredth of one cent ($0.0001) per share.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and
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the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                       V.

                    LIMITATION ON LIABILITY; INDEMNIFICATION

         A.       To the fullest extent permitted by the laws of the State of
                  Delaware:

                  (1) The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) (except an action to enforce his or her indemnity rights) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

                  (2) The Corporation shall promptly pay expenses incurred by any person described in the first and second sentence of subsection (1) of this Article Fifth, Section (A) in defending or prosecuting any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.
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                  (3) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (1) of this Article Fifth, Section (A) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Fifth, Section (1) or otherwise.

                  (4) The provisions of this Article Fifth, Section (A) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Fifth, Section (A) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Fifth, Section (A) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Fifth, Section (A) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Fifth, Section (A) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first and second sentence of subsection (1) of this Article Fifth, Section (A) shall be made to the fullest extent permitted by law.

                  (5) For purposes of this Article Fifth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         B. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
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                                       VI.

                                  MISCELLANEOUS

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its Directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                  A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided by the Bylaws.

                  B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Common Stock and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.


                                      VII.

                                    AMENDMENT

         A. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.